EXHIBIT 5.1

             [LETTERHEAD OF WYCHE, BURGESS, FREEMAN & PARHAM, P.A.]

                           OPINION REGARDING LEGALITY

                                December 9, 1997

Delta Mills, Inc.
233 North Main Street
Greenville, South Carolina 29601

         RE:      Registration Statement on Form S-1 (No. 333-37617)
                  Amendment No. 1


Ladies and Gentlemen:

         We have served as counsel to Delta Mills, Inc, a Delaware corporation (the "Company"), and Delta Mills Marketing, Inc., a Delaware corporation (the "Guarantor"), in connection with the filing of the above referenced Registration Statement (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") to register under the Securities Act of 1933, as amended (the "Act"), $150,000,000 in aggregate principal amount of 9-5/8% Senior Notes due 2007, Series B (the "Exchange Notes"), guaranteed by the Guarantor, to be issued under an Indenture dated as of August 25, 1997 (the "Indenture") between the Company, the Guarantor and the Bank of New York, as Trustee (the "Trustee"). The Company intends, following effectiveness of the Registration Statement, to offer to exchange the Exchange Notes for the Company's 9-5/8% Senior Notes due 2007, Series A (the "Senior Notes"), guaranteed by the Guarantor.

         In this connection, we have examined the Indenture, the form of the Exchange Notes and the Registration Statement. We have also examined originals or copies of such corporate documents and records of the Company and the Guarantor, certificates of public officials, certificates of the Company, the Guarantor or any officer thereof and such other documents as we have deemed relevant and necessary as the basis for this opinion and statement.

         With respect to matters of fact, we have relied upon certificates of public officials and certificates of the Company, the Guarantor or any officer thereof and have assumed, without independent investigation, the accuracy of the factual statements made and the information contained in such certificates.

         We have assumed, without investigation, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies, and the accuracy and completeness of all documents made available to us by the Company or the Guarantor. We have assumed, without investigation, the legal capacity of all persons. We have assumed, without investigation, that there has not been any mutual mistake of fact or misunderstanding. With respect to agreements, instruments and other documents executed by entities or individuals other than or in addition to the Company or the Guarantor, we have assumed, without investigation, the power and authority of any such other entity or individual to enter into and perform all of its or his obligations under such agreements, instruments and other documents, the due execution and delivery by each such entity or individual of such agreements, instruments and other documents and that such agreements, instruments and other documents are the valid, binding and enforceable obligations of each such other entity or individual.

         Based upon and subject to the foregoing, and subject to the comments, limitations and qualifications set forth below, it is our opinion that the execution and delivery of the Exchange Notes have been duly authorized by all requisite corporate action of each of the Company and the Guarantor, and, when duly executed and delivered by the Company and the Guarantor and duly authenticated by the Trustee, and assuming that the Exchange Notes are governed by South Carolina law, the Exchange Notes will be legally issued and valid and binding obligations of the Company and the Guarantor, except that enforcement thereof may be subject to (a) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law) and the exercise of discretionary authority of any court before which a proceeding may be brought.


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         No opinion is given as to:

                  (A) any provision of the Indenture or the Exchange Notes (collectively, the "Documents") requiring or in effect requiring that any waiver or amendment of any provision of any of the Documents or any other agreement, instrument or other document may be effected only in writing or in a particular form;

                  (B) any appointment of any person or entity as agent or attorney-in-fact;

                  (C) any requirement to pay any amount, after a default or event of default or other failure to perform an act or satisfy a condition, in the nature of a higher rate of interest or post-default interest or other amount that a court determines is a "penalty";

                  (D) any provision releasing, exculpating or exempting any person or entity from, or requiring indemnification or legal defense of any person or entity for, liability for action or inaction, to the extent the action or inaction involves negligence, willful misconduct or unlawful conduct or does not satisfy a standard required by law;

                  (E)      Section 11.11 of the Indenture;

                  (F) any provision of any guaranty providing that the guaranty is enforceable, notwithstanding the unenforceability of the obligations guaranteed, to the extent that the obligations guaranteed are held to be void or invalid under applicable law or barred by the applicable statute of limitations;

                  (G)      any choice-of-law provision;

                  (H) any provision that creates a presumption or an evidentiary standard or other standard by which an agreement, instrument or other document or an action or inaction is to be construed or a fact is to be established or that prohibits the use of an agreement to interpret another agreement;

                  (I) the effect of section "SEVENTH" (respecting compromises or arrangements with creditors or stockholders) of the Company's certificate of incorporation;

                  (J) any matter governed by or arising under any law requiring or in effect requiring accurate and/or complete disclosure or prohibiting or in effect prohibiting inaccurate and/or incomplete disclosure;

                  (K) the second sentence of section 7.07 of the Indenture; or

                  (L) the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, the Trust Indenture Act of 1939, as amended, the South Carolina Uniform Securities Act, any other state's securities laws, or any rule or regulation promulgated under any of the foregoing laws.

         Any waiver of any right or defense is legal, valid, binding and enforceable only to the extent such waiver is not contrary to law.

         Any inspection right provided by any of the Documents may be limited by confidentiality or privilege rules established by law.

         Whenever in this letter the phrase "to our knowledge", the phrase "come to our attention" or any similar phrase is used, we are referring to the current awareness of information of the attorneys of this law firm, after such inquiry of such attorneys as we believe to be reasonable in the circumstances, who are included in either of the following descriptions: (i) lawyers primarily involved in the preparation of an opinion or statement

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set forth herein, and (ii) lawyers whose relationship with the Company and the
Guarantor, or with the subject matter of any such opinion or statement, is of such significance that the lawyer principally responsible for the Registration Statement reasonably believes those lawyers should be consulted with respect to such opinion or statement.


         Provisions of any of the Documents that permit any party to take or omit to take action or to make any determination, or to benefit from any indemnity or compensation for costs (including without limitation taxes) or similar undertaking, may be subject to a requirement that such action be taken, such omission be made or such determination be made, and that any action or inaction by the party that may give rise to a request for payment under such an undertaking be taken or not taken, on a reasonable basis and in good faith and that the amount of such requested payment be reasonable.

         We do not herein intend to express any opinion, statement or belief as to any matter governed by (or that purports to be governed by) any law other than, and our opinions, statements and beliefs are limited solely to, the existing laws of the State of South Carolina, the existing Federal laws of the United States of America, and the General Corporation Law of the State of Delaware. We express no opinion with regard to any matter that is or may be (or that purports to be) governed by the law of any other state or jurisdiction or the law of the State of Delaware other than the Delaware General Corporation Law. The law covered by the opinions expressed herein does not include any statute, ordinance, decision, rule or regulation of any political subdivision of any State.

         This letter is rendered as of the date hereof and applies only to matters specifically covered by this letter, and we disclaim any continuing responsibility for matters occurring after the date of this letter or any obligation to update this letter. This opinion is limited to the matters expressly set forth herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.

         We consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Prospectus constituting a part thereof. In giving such consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

         Subject to the immediately preceding paragraph, this opinion letter is being provided to you in connection with the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon by any other person or entity, or for any other purpose, without our express written consent. No opinion may be implied or inferred beyond the opinion expressly stated.

                                    Very truly yours,

                                    WYCHE, BURGESS, FREEMAN & PARHAM, P.A.



                                    By:  /s/ Eric B. Amstutz
                                       ----------------------
                                        Eric B. Amstutz, Esq.
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